EXHIBIT 3.1(ab)

D1160992

LLC-1A

THE GREAT SEAL OF THE STATE OF CALIFORNIA

File# 201236610242

State of California

Secretary of State

ENDORSED - FILED

in the office of the Secretary of State of the State of California

Limited Liability Company Articles of Organization - Conversion

DEC 28 2012

IMPORTANT — Read all instructions before completing this form.

This Space For Filing Use Only

Converted Entity Information

1. NAME OF LIMITED LIABILITY COMPANY (End the name with the words “Limited Liability Company,” or the abbreviations “LLC” or “L.L.C.” The words “Limited” and “Company” may be abbreviated to “Ltd.” and “Co.,” respectively.)

Royal Packing LLC

2. THE PURPOSE OF THE LIMITED LIABILITY COMPANY IS TO ENGAGE IN ANY LAWFUL ACT OR ACTIVITY FOR WHICH A LIMITED LIABILITY COMPANY MAY BE ORGANIZED UNDER THE BEVERLY-KILLEA LIMITED LIABILITY COMPANY ACT.

3. THE LIMITED LIABILITY COMPANY WILL BE MANAGED BY (Check only one)

ONE MANAGER MORE THAN ONE MANAGER ALL LIMITED LIABILITY COMPANY MEMBER(S)

4. MAILING ADDRESS OF THE CHIEF EXECUTIVE OFFICE CITY STATE ZIP CODE

One Dole Drive Westlake Village CA 91362

5. NAME OF AGENT FOR SERVICE OF PROCESS (Item 5: Enter the name of the agent for service of process. The agent may be an individual residing in California or a corporation that has filed a certificate pursuant to California Corporations Code section 1505. Item 6: If the agent is an individual, enter the agent’s business or residential address in California. Item 7: If the converting entity is a California limited partnership, enter the mailing address of the individual or corporate agent. Check the box and omit the mailing address if the agent’s mailing address is the same as the address in Item 6.)

CT Corporation System

6. IF AN INDIVIDUAL, ADDRESS OF AGENT FOR SERVICE OF PROCESS IN CA CITY STATE ZIP CODE

CA

7. MAILING ADDRESS OF AGENT FOR SERVICE OF PROCESS CITY STATE ZIP CODE

THE MAILING ADDRESS OF THE AGENT FOR SERVICE OF PROCESS IS THE SAME AS THE AGENTS BUSINESS OR RESIDENTIAL ADDRESS IN ITEM 6.

Converting Entity Information

8. NAME OF CONVERTING ENTITY Royal Packing Co.

9. FORM OF ENTITY

Corporation

10. JURISDICTION California

11. CA SECRETARY OF STATE FILE NUMBER, IF ANY

C1658935

12. THE PRINCIPAL TERMS OF THE PLAN OF CONVERSION WERE APPROVED BY A VOTE OF THE NUMBER OF INTERESTS OR SHARES OF EACH CLASS THAT EQUALED OR EXCEEDED THE VOTE REQUIRED. IF A VOTE WAS REQUIRED, PROVIDE THE FOLLOWING FOR EACH CLASS:

STATE THE CLASS AND NUMBER OF OUTSTANDING INTERESTS ENTITLED TO VOTE AND THE PERCENTAGE VOTE REQUIRED OF EACH CLASS

Common -100 shares Majority of Outstanding

Additional Information

13. ADDITIONAL INFORMATION SET FORTH ON THE ATTACHED PAGES, IF ANY, IS INCORPORATED HEREIN BY THIS REFERENCE AND MADE A PART OF THIS CERTIFICATE.

14. I CERTIFY UNDER PENALTY OF PERJURY UNDER THE LAWS OF THE STATE OF CALIFORNIA THAT THE FOREGOING IS TRUE AND CORRECT OF MY OWN KNOWLEDGE. I DECLARE I AM THE PERSON WHO EXECUTED THIS INSTRUMENT, WHICH EXECUTION IS MY ACT AND DEED.

December 28, 2012

DATE

C. Michael Carter, Vice Pres. & Secretary

SIGNATURE OF AUTHORIZED PERSON

TYPE OR PRINT NAME AND TITLE OF AUTHORIZED PERSON

Jeffrey B. Conner, Vice Pres. Ass’t. Secretary

SIGNATURE OF AUTHORIZED PERSON

TYPE OR PRINT NAME AND TITLE OF AUTHORIZED PERSON

LLC-1A (REV 04/2010)

APPROVED BY SECRETARY OF STATE

I hereby certify that the foregoing transcript of 1 page(s) is a full, true and correct copy of the original record in the custody of the California Secretary of State’s office.

Date:	DEC 31 2012

DEBRA BOWEN, Secretary of State